Exhibit 99.1

Potbelly Corporation Reports Results for Third Fiscal Quarter 2021

Achieved same-store-sales of +33.7% and higher AUVs, reaching annualized level of $1.05 million during the third quarter

Achieved third consecutive quarter of shop-level profitability

Finalizing 3-year value driving growth objectives including 1) accelerating AUVs, 2) significantly expanding margins, and 3) escalating new unit development as we transition to more of a franchised system

Chicago, IL. November 3, 2021 – Potbelly Corporation (NASDAQ: PBPB) (“Potbelly” or the “Company”), the iconic neighborhood sandwich shop concept, today reported financial results for the third fiscal quarter ended September 26, 2021.

Third Quarter Strategic Successes:

•

Same-store sales (SSS) trends continued to show improvement, ending the third quarter at +33.7% compared to the year ago period; SSS exceeded 2019 levels, at +4.5% compared to the third quarter of 2019.

•	Third consecutive quarter of Average Unit Volumes (AUV) growth, exceeding $20K/week in the third quarter.
•	National rollout of new menu drove increased revenue, traffic, and higher average check during the quarter.
•	Furthered progress against The Company’s Five-Pillar strategy, with continued revenue strength in digital channels supported by the new tech stack rolled out in the quarter.
•	Finalized staffing the executive leadership team with the appointment of David Daniels as Chief Marketing Officer.
•

Same-store traffic improved +21.3% for the third quarter compared to the third quarter 2020, with Suburban, Drive-Thru and University shops reporting positive same-store traffic growth compared to the third quarter 2019.

Key highlights for the thirteen weeks ended September 26, 2021 compared to September 27, 2020:

•	Total revenues increased by 40% to $101.7 million compared to $72.7 million.
•

GAAP net loss attributable to Potbelly Corporation was ($2.9) million, compared to a GAAP net loss of ($13.4) million. GAAP diluted loss per share was ($0.10) compared to a GAAP diluted loss per share of ($0.56).

•

Adjusted net loss[1] attributable to Potbelly Corporation was ($1.5) million compared to an adjusted net loss of ($10.0) million. Adjusted diluted EPS[1] was a loss of ($0.05) compared to an adjusted diluted EPS loss of ($0.42).

•	EBITDA[1] increased significantly to $0.9 million compared to an EBITDA loss of ($11.4) million.
•

Adjusted EBITDA[1] improved meaningfully to $2.7 million compared to Adjusted EBITDA loss of ($7.3) million. Adjusted EBITDA[1] improved for the fifth sequential quarter, despite macro-economic challenges.

•	Company paid approximately $2.0 million of $11.3 million of 2020 deferred cash payments in the quarter, bringing the cumulative amount paid to approximately $8.0 million.

•	On September 26, 2021, total liquidity was $28.3 million, including $9.8 million of cash on hand and $18.5 million available under the revolving credit facility.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “I am extremely proud of our team, and I’m pleased with our performance in the third quarter, which delivered notable top-line expansion. Our disciplined focus on Potbelly’s five-pillar strategy, including the successful rollout of our upgraded menu and new tech stack drove strong results for the quarter, helping us offset labor and other inflationary headwinds impacting the restaurant industry and the broader economy. During the quarter, we continued to see strong sales growth across our Urban, Suburban, Drive-Thru, and University locations. CBD and Airport shops made further progress on their path towards recovery as well. Potbelly’s continued digital strength coupled with sequential growth in dine-in business further contributed to the Company’s success in the quarter.  Importantly, we continue to see positive responses from customers since the rollout of our new menu, release of our new tech stack and scaling of our digital media campaigns.”

“As we enter the final quarter of 2021, our primary focus is the continued execution of the Company’s business priorities.  We are also finalizing our three-year strategic growth plan,” Wright added. “We’re taking a longer-range view on our five-pillar strategy and growth objectives, with a focus on identifying the recipe for growth that will become the foundation of Potbelly’s value creation model. The elements of that growth plan will include targeting a significantly higher AUV, expanding margins beyond historical levels, and escalating new unit development as we transition to more of a franchised system. We are very excited to finalize our growth plan which we believe will deliver value to all of our stakeholders. We will provide further updates on these goals in early 2022.”

Steve Cirulis, Chief Financial Officer, concluded, “We achieved solid financial performance during the third quarter, delivering our second consecutive quarter of positive EBITDA and Adjusted EBITDA, and our third consecutive quarter of shop-level profitability.  As we progress through the remainder of 2021 and enter 2022, we’ll continue to navigate the headwinds driven by macro-economic issues including labor constraints, higher wage costs, and other inflationary dynamics. Potbelly is aggressively implementing mitigating actions which include accelerating recruiting efforts and taking pricing action as necessary in accordance with cost cutting initiatives. As we continue to see our dedicated customers return to shops across our portfolio, we are confident in Potbelly’s ability to achieve future growth.”

Conference Call

A conference call and audio webcast has been scheduled for 8:00 a.m. Eastern Time tomorrow, November 4, 2021, to discuss the third quarter 2021 results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-877-407-0784 in the U.S. & Canada, or 1-201-689-8560 internationally, using the confirmation code of 13724391.

For those unable to participate, an audio replay will be available from 11:00 a.m. Eastern Time on Thursday, November 4, 2021, through midnight Thursday, November 11, 2021.  To access the replay, please call 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13724391. A web-based archive of the conference call will also be available on the Potbelly website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•

Company-operated comparable store sales or same-store traffic – represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer.

•	Average Unit Volumes (AUV) – represents the average sales of all company-operated shops which reported sales during the associated time period.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs and impairment, loss on the disposal of property and equipment and shop closures.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net loss, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our future financial position and results of operations, business strategy, our ability to achieve future growth and deliver value for our shareholders and our outlook for the remainder of 2021. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Lisa Fortuna or Ashley Gruenberg

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 26,	% of	September 27,	% of	September 26,	% of	September 27,	% of
	2021	Revenue	2020	Revenue	2021	Revenue	2020	Revenue
Revenues
Sandwich shop sales, net	$100,996	99.3%	$72,189	99.3%	$275,274	99.3%	$215,013	99.4%
Franchise royalties and fees	698	0.7	474	0.7	1,974	0.7	1,402	0.6
Total revenues	101,694	100.0	72,663	100.0	277,248	100.0	216,415	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,225	27.9	20,721	28.7	76,035	27.6	61,003	28.4
Labor and related expenses	33,087	32.8	25,809	35.8	93,662	34.0	78,090	36.3
Occupancy expenses	13,437	13.3	13,904	19.3	40,598	14.7	43,581	20.3
Other operating expenses	16,312	16.2	12,126	16.8	44,343	16.1	35,881	16.7

(Percentages stated as a percent of total revenues)
Advertising	896	0.9	233	0.3	1,740	0.6	794	0.4
General and administrative expenses	7,612	7.5	9,588	13.2	24,275	8.8	27,300	12.6
Depreciation expense	3,610	3.5	4,699	6.5	12,337	4.4	15,110	7.0
Pre-opening costs	—	*	—	*	-	*	64	*
Impairment, loss on disposal of property and equipment and shop closures	1,118	1.1	1,721	2.4	4,497	1.6	9,602	4.4
Total expenses	104,297	>100	88,801	>100	297,487	>100	271,425	>100
Loss from operations	(2,603)	(2.6)	(16,138)	(22.2)	(20,239)	(7.3)	(55,010)	(25.4)

Interest expense, net	241	0.2	268	0.4	713	0.3	730	0.3
Loss before income taxes	(2,844)	(2.8)	(16,406)	(22.6)	(20,952)	(7.6)	(55,740)	(25.8)
Income tax expense (benefit)	16	*	(2,917)	(4.0)	230	0.1	(6,585)	(3.0)
Net loss	(2,860)	(2.8)	(13,489)	(18.6)	(21,182)	(7.6)	(49,155)	(22.7)
Net loss attributable to non-controlling interest	88	0.1	(77)	*	119	*	(191)	(0.1)
Net loss attributable to Potbelly Corporation	$(2,948)	(2.9)%	$(13,412)	(18.5)%	$(21,301)	(7.7)%	$(48,964)	(22.6)%

Net loss per common share attributable to common shareholders:
Basic	$(0.10)		$(0.56)		$(0.78)		$(2.06)
Diluted	$(0.10)		$(0.56)		$(0.78)		$(2.06)
Weighted average common shares outstanding:
Basic	28,264		23,957		27,395		23,792
Diluted	28,264		23,957		27,395		23,792

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Net loss attributable to Potbelly Corporation, as reported	$(2,948)	$(13,412)	$(21,301)	$(48,964)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,118	1,721	4,497	9,602
CEO transition costs(2)	—	769	—	769
Proxy related costs(3)	—	—	—	1,039
Total adjustments before income tax	1,118	2,490	4,497	11,410
Income tax adjustments(4)	338	908	3,946	4,953
Total adjustments after income tax	1,456	3,398	8,443	16,363
Adjusted net loss attributable to Potbelly Corporation	$(1,492)	$(10,014)	$(12,858)	$(32,601)

Net loss attributable to Potbelly Corporation per share, basic	$(0.10)	$(0.56)	$(0.78)	$(2.06)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.10)	$(0.56)	$(0.78)	$(2.06)

Adjusted net loss attributable to Potbelly Corporation per share, basic	$(0.05)	$(0.42)	$(0.47)	$(1.37)
Adjusted net loss attributable to Potbelly Corporation per share, diluted	$(0.05)	$(0.42)	$(0.47)	$(1.37)

Shares used in computing adjusted net loss attributable to Potbelly Corporation:
Basic	28,264	23,957	27,395	23,792
Diluted	28,264	23,957	27,395	23,792

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Net loss attributable to Potbelly Corporation, as reported	$(2,948)	$(13,412)	$(21,301)	$(48,964)
Depreciation expense	3,610	4,699	12,337	15,110
Interest expense, net	241	268	713	730
Income tax expense (benefit)	16	(2,917)	230	(6,585)
EBITDA	$919	$(11,362)	$(8,021)	$(39,709)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,118	1,721	4,497	9,602
Stock-based compensation	640	1,608	1,488	2,480
CEO transition costs(2)	—	769	—	769
Proxy related costs(3)	—	—	—	1,039
Adjusted EBITDA	$2,677	$(7,264)	$(2,036)	$(25,819)

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Loss from operations	$(2,603)	$(16,138)	$(20,239)	$(55,010)
Less: Franchise royalties and fees	698	474	1,974	1,402
Advertising	896	233	1,740	794
General and administrative expenses	7,612	9,588	24,275	27,300
Depreciation expense	3,610	4,699	12,337	15,110
Pre-opening costs	—	—	—	64
Impairment, loss on disposal of property and equipment and shop closures	1,118	1,721	4,497	9,602
Shop-level profit (loss) [Y]	$9,935	$(371)	$20,636	$(3,542)
Total revenues	$101,694	$72,663	$277,248	$216,415
Less: Franchise royalties and fees	698	474	1,974	1,402
Sandwich shop sales, net [X]	$100,996	$72,189	$275,274	$215,013
Shop-level profit (loss) margin [Y÷X]	9.8%	-0.5%	7.5%	-1.6%

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	397	406	397	406
Franchise shops, end of period	46	46	46	46
Revenue Data:
Company-operated comparable store sales	33.7%	(21.0)%	29.1%	(24.2)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1) This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

(2) The Company incurred certain costs related to the transition between the current and former CEO in 2020. Transition costs were included in general and administrative expenses in the consolidated statement of operations.

(3) The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter.

(4) This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate, the change in the Company’s income tax valuation allowance during the period, and the discrete income tax benefit from the carryback of prior year net operating losses and refund of prior year alternative minimum tax credits.